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                                                                    Exhibit 32.1

                           MICROFINANCIAL INCORPORATED
                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                 REGARDING QUARTERLY REPORT ON FORM 10-Q FOR THE
                          QUARTER ENDED MARCH 31, 2005

      Richard F. Latour, President and Chief Executive Officer of MicroFinancial Incorporated (the "Company"), hereby certifies that, to the best of his knowledge, based upon a review of the Quarterly Report on Form 10-Q for the Quarter ended March 31, 2005 (the "Covered Report") and, except as corrected or supplemented in a subsequent covered report:

- the Covered Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

- the information contained in the Covered Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has signed this Certification as of this 16th of May, 2005.

                                       /s/ Richard F. Latour
                                       -----------------------------------------
                                       Richard F. Latour
                                       President and Chief Executive Officer